FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES

THIRD QUARTER 2017 RESULTS

Franklin, North Carolina, October 19, 2017 — Entegra Financial Corp. (the “Company”) (NASDAQ: ENFC), the holding company for Entegra Bank (the “Bank”), today announced earnings and related data for the three and nine months ended September 30, 2017.

Highlights

The following tables highlight the most important trends that the Company believes are relevant to understanding the performance of the Company. As further detailed in Appendix A, core results (a non-GAAP measure) reflect adjustments for material items including investment gains and losses, investment impairment, and merger and acquisition expenses.

	For the Three Months Ended September 30,
	(Dollars in thousands, except per share data)
	2017		2016		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$2,471	$2,562	$1,800	$1,605	37.3%	59.6%
Net interest income	$10,323	N/A	$8,897	N/A	16.0%	N/A
Net interest margin	3.30%	N/A	3.29%	N/A	0.3%	N/A
Return on average assets	0.71%	0.73%	0.60%	0.54%	18.3%	35.2%
Return on average equity	6.95%	7.72%	5.21%	4.75%	33.4%	62.5%
Efficiency ratio	66.62%	65.55%	71.53%	73.28%	-6.9%	-10.5%
Diluted earnings per share	$0.38	$0.39	$0.28	$0.25	35.7%	56.0%

	For the Nine Months Ended September 30,
	(Dollars in thousands, except per share data)
	2017		2016		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$5,873	$6,948	$4,024	$4,621	45.9%	50.4%
Net interest income	$30,163	N/A	$25,269	N/A	19.4%	N/A
Net interest margin	3.32%	N/A	3.28%	N/A	1.2%	N/A
Return on average assets	0.57%	0.67%	0.47%	0.54%	21.3%	24.1%
Return on average equity	5.66%	7.12%	3.97%	4.65%	42.6%	53.1%
Efficiency ratio	73.01%	68.92%	78.04%	74.20%	-6.4%	-7.1%
Diluted earnings per share	$0.90	$1.06	$0.62	$0.71	45.2%	49.3%

	As of September 30,	As of December 31,
	2017	2016
	(Dollars in thousands, except per share data)
Asset Quality:
Non-performing loans	$5,604	$6,041
Real estate owned	$2,437	$4,226
Non-performing assets	$8,041	$10,267
Non-performing loans to total loans	0.69%	0.81%
Non-performing assets to total assets	0.57%	0.79%
Net charge-offs (9 and 12 months ended)	$408	$430
Allowance for loan losses to non-performing loans	179.46%	154.03%
Allowance for loan losses to total loans	1.23%	1.25%

Other Data:
Book value per share	$22.22	$20.57
Tangible book value per share	$20.75	$20.10
Closing market price per share	$24.95	$20.60
Closing price-to-tangible book value ratio	120.24%	102.49%

Management Commentary

Roger D. Plemens, President and CEO of the Company reported, “The third quarter represents another successful quarter for the Company as we continue to improve our earnings and utilize our capital. We are particularly pleased with the improvement in our efficiency ratio as we seek to be better and not simply larger. As previously disclosed, we closed on our acquisition of Chattahoochee Bank of Georgia on October 1, 2017 and are excited about increasing our lending presence in northern Georgia and the impact that will have on our earnings.”

Net Interest Income

Net interest income increased $1.4 million, or 16.0%, to $10.3 million for the three months ended September 30, 2017 compared to $8.9 million for the same period in 2016. Net interest income increased $4.9 million, or 19.4%, to $30.2 million for the nine months ended September 30, 2017 compared to $25.3 million for the same period in 2016. The increase in net interest income was primarily due to higher volumes in the loan and investment portfolios as well as an increase in the yields earned on cash and investments. Net interest margin for the three and nine months ended September 30, 2017 improved slightly to 3.30% and 3.32%, respectively, compared to 3.29% and 3.28% for the same periods in 2016.

Provision for Loan Losses

The provision for loan losses was $0.5 million and $1.2 million for the three and nine months ended September 30, 2017, compared to a $0.1 million provision for loan losses for the same periods in 2016. The Company continues to experience modest levels of net charge-offs and non-performing loans.

Noninterest Income

Noninterest income decreased $0.1 million to $2.0 million for the three months ended September 30, 2017 compared to $2.1 million for the same period in 2016. The slight decline was primarily related to reduced mortgage banking income and gains on sales of investments, partially offset by increases in gains on sale of SBA loans, service charges on deposit accounts, interchange fees, and bank-owned life insurance (BOLI).

Noninterest income decreased $1.0 million, or 16.8%, to $5.0 million for the nine months ended September 30, 2017 compared to $6.0 million for the same period in 2016. The decline was primarily related to other than temporary impairment of $0.7 million realized on one investment security as well as decreases in gains from the sale of SBA loans and investments, partially offset by increases in trading securities gains, interchange fees, and BOLI.

Noninterest Expense

Noninterest expense increased $0.4 million, or 4.8%, to $8.2 million for the three months ended September 30, 2017 compared to $7.8 million for the same period in 2016. Noninterest expense increased $1.3 million, or 5.1%, to $25.7 million for the nine months ended September 30, 2017 compared to $24.4 million for the same period in 2016. The three and nine month increases were primarily related to increased compensation and employee benefits and net occupancy expenses as the 2017 period included the full impact of the Oldtown Bank acquisition and the partial impact of the branches acquired from Stearns Bank.

Income Taxes

Income tax expense for the three and nine months ended September 30, 2017 was $1.1 million and $2.5 million, respectively, compared to $1.2 million and $2.8 million for the comparable periods in the prior year. The Company’s effective tax rates of 31.3% and 29.6% for the three and nine months ended September 30, 2017, respectively, improved from 40.4% and 40.6% from the same respective periods in 2016 primarily as the result of increased tax-exempt income related to municipal bond investments and BOLI income.

Balance Sheet

Total assets increased $126.9 million, or an annualized rate of 13.1%, to $1.42 billion at September 30, 2017 from $1.29 billion at December 31, 2016 as the Company continued to leverage its capital with earning assets.

Loans receivable increased $72.7 million, or an annualized rate of 13.0%, to $817.0 million at September 30, 2017 from $744.4 million at December 31, 2016. Loan growth continues to be primarily concentrated in commercial real estate and commercial and industrial loans.

Core deposits increased $112.0 million, or 20.7%, to $652.8 million at September 30, 2017 from $540.8 million at December 31, 2016, including $79.6 million of core deposits assumed in the Stearns Bank branch acquisition. Certificates of deposits increased $62.8 million to $352.0 million at September 30, 2017 from $289.2 million at December 31, 2016, primarily as the result of certificates of deposit assumed from Stearns Bank. Core deposits remained unchanged at 65% of the Company’s deposit portfolio at September 30, 2017 and December 31, 2016.

Total equity increased $10.5 million, or 7.9%, to $143.5 million at September 30, 2017 compared to $133.1 million at December 31, 2016. This increase was primarily attributable to $5.9 million of net income, $0.7 million of stock-based compensation expense, and a $4.2 million improvement in the market value of investment securities, partially offset by $0.3 million of share repurchases. Tangible book value per share, a non-GAAP measure, increased $0.65 from $20.10 at December 31, 2016 to $20.75 at September 30, 2017 as a result of operating results for the period, partially offset by $1.01 per share dilution from the Stearns Bank branch acquisition.

Asset Quality

Non-performing assets decreased $2.2 million to $8.0 million at September 30, 2017 from $10.3 million at December 31, 2016 primarily as a result of the liquidation of several large real estate owned balances during the period. Net loan charge-offs continue to remain modest totaling $0.4 million for the nine months ended September 30, 2017.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables in Appendix A, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. This press release and the accompanying tables discuss financial measures, such as core noninterest expense, core net income, core diluted earnings per share, core return on average assets, core return on tangible average equity, core efficiency ratio, and tangible book value per share, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”.

Entegra Bank now operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates loan production offices in Asheville, NC, Clemson, SC, and Duluth, GA. For further information, visit the Entegra’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to: the Company’s ability to implement aspects of its growth strategy; the financial success or changing conditions or strategies of the Company’s customers or vendors; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; and general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,
	2017	2016
Interest income	$12,254	$10,444
Interest expense	1,931	1,547

Net interest income	10,323	8,897

Provision for loan losses	520	100

Net interest income after provision for loan losses	9,803	8,797

Servicing income, net	59	72
Mortgage banking	207	387
Gain on sale of SBA loans	290	124
Gain (loss) on sale of investments	(24)	407
Trading securities gains	138	93
Service charges on deposit accounts	436	370
Interchange fees	484	385
Bank owned life insurance	208	110
Other	215	118
Total noninterest income	2,013	2,066

Compensation and employee benefits	4,937	4,471
Net occupancy	974	929
Federal deposit insurance	140	108
Professional and advisory	292	208
Data processsing	390	406
Marketing and advertising	253	309
Net cost of (income from ) operation of real estate owned	(121)	167
Merger-related expenses	116	107
Other	1,237	1,137
Total noninterest expense	8,218	7,842

Income before taxes	3,598	3,021

Income tax expense	1,127	1,221

Net income	$2,471	$1,800

Earnings per common share:
Basic	$0.38	$0.28
Diluted	$0.38	$0.28

Weighted average common shares outstanding:
Basic	6,458,679	6,466,375
Diluted	6,548,530	6,484,226

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2017	2016
Interest income	$35,621	$29,694
Interest expense	5,458	4,425

Net interest income	30,163	25,269

Provision for loan losses	1,160	100

Net interest income after provision for loan losses	29,003	25,169

Servicing income, net	312	263
Mortgage banking	771	747
Gain on sale of SBA loans	436	742
Gain on sale of investments	19	1,105
Trading securities gains	445	271
Other than temporary impairment on available-for-sale securities	(700)	—
Service charges on deposit accounts	1,239	1,151
Interchange fees	1,374	1,109
Bank owned life insurance	603	311
Other	527	341
Total noninterest income	5,026	6,040

Compensation and employee benefits	14,859	12,738
Net occupancy	2,851	2,580
Federal deposit insurance	379	468
Professional and advisory	929	713
Data processsing	1,215	1,157
Marketing and advertising	727	811
Net cost of operation of real estate owned	94	663
Merger-related expenses	972	2,023
Other	3,666	3,281
Total noninterest expense	25,692	24,434

Income before taxes	8,337	6,775

Income tax expense	2,464	2,751

Net income	$5,873	$4,024

Earnings per common share:
Basic	$0.91	$0.62
Diluted	$0.90	$0.62

Weighted average common shares outstanding:
Basic	6,460,015	6,483,535
Diluted	6,542,261	6,500,198

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
Assets

Cash and cash equivalents	$94,498	$43,294
Investments - trading	5,840	5,211
Investments - available for sale	401,226	398,291
Other investments	12,633	15,261
Loans held for sale	3,818	4,584
Loans receivable	817,034	744,361
Allowance for loan losses	(10,057)	(9,305)
Real estate owned	2,437	4,226
Fixed assets, net	20,888	20,209
Bank owned life insurance	31,950	31,347
Net deferred tax asset	14,478	18,985
Goodwill	7,144	2,065
Core deposit intangibles, net	2,371	979
Other assets	15,573	13,369

Total assets	$1,419,833	$1,292,877

Liabilities and Shareholders’ Equity

Liabilities
Deposits	$1,004,839	$830,013
Federal Home Loan Bank advances	233,500	298,500
Junior subordinated notes	14,433	14,433
Post employment benefits	10,145	10,211
Other liabilities	13,391	6,652
Total liabilities	$1,276,308	$1,159,809

Total shareholders’ equity	143,525	133,068

Total liabilities and shareholders’ equity	$1,419,833	$1,292,877

APPENDIX A – RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per share data)

Core Noninterest Expense
Noninterest expense (GAAP)	$8,218	$7,842	$25,692	$24,434
Merger-related expenses	(116)	(107)	(972)	(2,023)
Core noninterest expense (Non-GAAP)	$8,102	$7,735	$24,720	$22,411

Core Net Income
Net income (GAAP)	$2,471	$1,800	$5,873	$4,024
Loss (gain) on sale of investments	16	(265)	(12)	(718)
Other than temporary impairment of investment securities available for sale	—	—	455	—
Merger-related expenses	76	70	632	1,315
Core net income (Non-GAAP)	$2,562	$1,605	$6,948	$4,621

Core Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.38	$0.28	$0.90	$0.62
Gain on sale of investments	—	(0.04)	—	(0.11)
Other than temporary impairment of investment securities available for sale	—	—	0.06	—
Merger-related expenses	0.01	0.01	0.10	0.20
Core diluted earnings per share (Non-GAAP)	$0.39	$0.25	$1.06	$0.71

Core Return on Average Assets
Return on Average Assets (GAAP)	0.71%	0.60%	0.57%	0.47%
Gain on sale of investments	—	-0.09%	—	—
Other than temporary impairment of investment securities available for sale	—	—	0.04%	—
Merger-related expenses	0.02%	0.03%	0.06%	0.16%
Core Return on Average Assets (Non-GAAP)	0.73%	0.54%	0.67%	0.63%

Core Return on Tangible Average Equity
Return on Average Equity (GAAP)	6.95%	5.21%	5.66%	3.97%
Loss (gain) on sale of investments	0.04%	-0.77%	-0.01%	-0.71%
Other than temporary impairment of investment securities available for sale	—	—	0.43%	—
Merger-related expenses	0.21%	0.20%	0.61%	1.30%
Effect of goodwill and intangibles	0.52%	0.10%	0.43%	0.09%
Core Return on Average Tangible Equity (Non-GAAP)	7.72%	4.75%	7.12%	4.65%

Core Efficiency Ratio
Efficiency ratio (GAAP)	66.62%	71.53%	73.01%	78.04%
Gain (loss) on sale of investments	-0.19%	2.72%	0.05%	2.62%
Other than temporary impairment of investment securities available for sale	—	—	-1.38%	—
Merger-related expenses	-0.88%	-0.97%	-2.76%	-6.46%
Core Efficiency Ratio (Non-GAAP)	65.55%	73.28%	68.92%	74.20%

	As Of
	September 30, 2017	December 31, 2016
	(Dollars in thousands, except share data)
Tangible Book Value Per Share
Book Value (GAAP)	$143,525	$133,068
Goodwill and intangibles	(9,516)	(3,044)
Book Value (Tangible)	$134,009	$130,024
Outstanding shares	6,458,679	6,467,550
Tangible Book Value Per Share	$20.75	$20.10

APPENDIX B – TAX EQUIVALENT NET INTEREST MARGIN ANALYSIS (UNAUDITED)

	For the Three Months Ended September 30,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$788,021	$9,175	4.62%	$714,665	$8,424	4.68%
Loans, tax exempt (1)	16,607	151	3.60%	16,232	152	3.72%
Investments - taxable	295,516	1,787	2.42%	248,171	1,294	2.09%
Investment tax exempt (1)	124,016	1,257	4.05%	71,323	664	3.73%
Interest earning deposits	63,262	216	1.35%	46,582	62	0.53%
Other investments, at cost	11,822	161	5.40%	10,415	132	5.03%

Total interest-earning assets	1,299,244	12,747	3.89%	1,107,388	10,728	3.84%

Noninterest-earning assets	100,731			86,098

Total assets	$1,399,975			$1,193,486

Interest-bearing liabilities:
Savings accounts	$49,146	$14	0.11%	$37,847	$12	0.13%
Time deposits	358,327	796	0.88%	304,406	745	0.97%
Money market accounts	260,804	248	0.38%	238,923	217	0.36%
Interest bearing transaction accounts	174,945	56	0.13%	115,372	33	0.11%
Total interest bearing deposits	843,222	1,114	0.52%	696,548	1,007	0.57%

FHLB advances	223,826	641	1.14%	193,826	371	0.76%
Junior subordinated debentures	14,433	140	3.85%	14,433	140	3.85%
Other borrowings	3,652	36	3.91%	2,680	29	4.29%

Total interest-bearing liabilities	1,085,133	1,931	0.71%	907,487	1,547	0.68%

Noninterest-bearing deposits	157,870			133,268

Other non interest bearing liabilities	14,667			14,627

Total liabilities	1,257,670			1,055,382
Total equity	142,305			138,104

Total liabilities and equity	$1,399,975			$1,193,486

Tax-equivalent net interest income		$10,816			$9,181

Net interest-earning assets (2)	$214,111			$199,901

Average interest-earning assets to interest-bearing liabilities	1.20%			1.22%

Tax-equivalent net interest rate spread (3)			3.19%			3.17%
Tax-equivalent net interest margin (4)			3.30%			3.29%

(1) Tax exempt loans and investments are calculated giving effect to a 35% federal tax rate.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.

	For the Nine Months Ended September 30,
	2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$765,810	$26,686	4.66%	$683,879	$23,885	4.65%
Loans, tax exempt (1)	15,906	438	3.69%	12,855	372	3.86%
Investments - taxable	301,823	5,367	2.37%	256,299	4,174	2.17%
Investment tax exempt (1)	118,008	3,609	4.08%	47,264	1,355	3.82%
Interest earning deposits	58,067	459	1.06%	39,546	152	0.51%
Other investments, at cost	12,491	478	5.12%	9,514	359	5.03%

Total interest-earning assets	1,272,105	37,038	3.89%	1,049,357	30,297	3.85%

Noninterest-earning assets	100,321			83,071

Total assets	$1,372,426			$1,132,428

Interest-bearing liabilities:
Savings accounts	$46,835	$39	0.11%	$37,077	$38	0.14%
Time deposits	349,381	2,335	0.89%	296,816	2,268	1.02%
Money market accounts	255,013	704	0.37%	221,956	548	0.33%
Interest bearing transaction accounts	159,377	149	0.12%	110,732	127	0.15%
Total interest bearing deposits	810,606	3,227	0.53%	666,581	2,981	0.60%

FHLB advances	240,551	1,713	0.95%	174,723	965	0.74%
Junior subordinated debentures	14,433	418	3.87%	14,433	394	3.64%
Other borrowings	3,165	100	4.22%	2,490	85	4.55%

Total interest-bearing liabilities	1,068,755	5,458	0.68%	858,227	4,425	0.69%

Noninterest-bearing deposits	151,174			125,120

Other non interest bearing liabilities	14,204			13,839

Total liabilities	1,234,133			997,186
Total equity	138,293			135,242

Total liabilities and equity	$1,372,426			$1,132,428

Tax-equivalent net interest income		$31,580			$25,872

Net interest-earning assets (2)	$203,350			$191,130

Average interest-earning assets to interest-bearing liabilities	119.03%			122.27%

Tax-equivalent net interest rate spread (3)			3.21%			3.16%
Tax-equivalent net interest margin (4)			3.32%			3.28%

(1) Tax exempt loans and investments are calculated giving effect to a 35% federal tax rate.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.